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                                                                       EXHIBIT D
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                          REGISTRATION RIGHTS AGREEMENT

                             Dated January 12, 1998


                                      among


                           TIME WARNER COMPANIES, INC.

                                TIME WARNER INC.

                        TURNER BROADCASTING SYSTEM, INC.

                                       and

                        MORGAN STANLEY & CO. INCORPORATED

                            BEAR, STEARNS & CO. INC.

                              CHASE SECURITIES INC.

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                       AND

                          J. P. MORGAN SECURITIES INC.

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                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into January 12, 1998, among TIME WARNER COMPANIES INC., a
Delaware corporation (the "Company"), TIME WARNER INC., a Delaware corporation ("TWI"), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation ("TBS") and MORGAN STANLEY & CO. INCORPORATED, BEAR, STEARNS & CO. INC., CHASE
SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and J. P. MORGAN SECURITIES INC. (each a "Placement Agent" and collectively the "Placement Agents").

                  This Agreement is made pursuant to the Placement Agreement, dated as of January 6, 1998, among the Company, TWI, TBS and the Placement Agents (the "Placement Agreement"), which provides for the sale by the Company to the Placement Agents of an aggregate principal amount of $500,000,000 of 6.95% Debentures Due 2028 unconditionally guaranteed by TWI and TBS (the "Debentures"). In order to induce the Placement Agents to enter into the Placement Agreement, each of the Company, TWI and TBS has agreed to provide to the Placement Agents and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Placement Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1.       Definitions.

                  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Closing Date" shall mean the Closing Date as defined in the Placement Agreement.

                  "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                  "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

                  "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to an Exchange Offer Registration Statement.

                  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including


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                  the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Exchange Securities" shall mean the debentures of the Company containing terms identical to the Debentures (except that interest thereon shall accrue from the last date on which (x) interest was paid on the Debentures or (y) if no such interest has been paid, from the date on which the Debentures are issued, and except that such Exchange Securities shall bear no legend with respect to, and shall be free from, restrictions on transfer), to be offered to Holders of Debentures in exchange for Debentures pursuant to the Exchange Offer.

                  "Holder" shall mean any Placement Agent, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become beneficial owners of Registrable Securities.

                  "Indenture" shall mean the Indenture relating to the Debentures as the same may be amended from time to time in accordance with the terms thereof.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities.

                  "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Placement Agent" shall have the meaning set forth in the preamble.

                  "Placement Agreement" shall have the meaning set forth in the preamble.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Registrable Securities" shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement,
         (ii) such Securities have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding or (iv) upon the consummation of the Exchange Offer but only with respect to Securities held by a Holder that is eligible to receive freely tradeable Exchange Securities in connection with the Exchange Offer.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers,


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                  Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder; provided, however, that the Company will pay the reasonable fees and disbursements of one counsel for the Placement Agents and Holders with respect to all Shelf Registration Statements.

                  "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities" shall mean the 6.95% Debentures Due 2028 unconditionally guaranteed by TWI and TBS.

                  "Shelf Registration" shall mean a registration effected pursuant to a Shelf Registration Statement.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company which covers Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein; and, in the event that the Company is not eligible to file a "shelf" registration statement under Rule 415 to register Registrable Securities held by any Holder who is ineligible to receive freely tradeable Exchange Securities in the Exchange Offer, "Shelf Registration Statement" shall mean any Registration Statement with respect to such Registrable Securities on an appropriate form, including an Exchange Offer Registration Statement.

                  "Trustee" shall mean the trustee with respect to the Debentures under the Indenture.

                  2.       Registration Under the 1933 Act.


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                  (a) Exchange Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, each of the Company, TWI and TBS shall use its best efforts to cause to be filed with the SEC within 150 days of the Closing Date the Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange Registrable Securities (other than Registrable Securities held by any affiliate of the Company or by a Placement Agent or other distribution participant constituting an unsold allotment) for Exchange Securities, and shall use its best efforts to have such Exchange Offer Registration Statement declared effective by the SEC within 180 days after the date hereof and to have such Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

                  (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

                  (ii) the date of acceptance for exchange (which shall be a period of at least 45 days from the date such notice is mailed, or longer if required by applicable law) (the "Exchange Date");

                  (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Registration Rights Agreement;

                  (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the Exchange Date; and

                  (v) that Holders will be entitled to withdraw their election, not later than the close of business on the Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the aggregate principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Registrable Securities exchanged.

                  As soon as practicable after the Exchange Date, the Company shall:

                  (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

                  (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, a new Exchange Security, as the case may be, equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.


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                  If the Company, TWI and TBS effect the Exchange Offer, the
Company, TWI and TBS will be entitled to close the Exchange Offer in accordance with the terms hereof provided that the Company has accepted all Debentures theretofore validly tendered in accordance with the terms of the Exchange Offer.

                  Each of the Company, TWI and TBS shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC and (ii) there is no injunction, order or decree issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer. The Company shall inform the Placement Agents of the names and addresses of the Holders to whom the Exchange Offer is made, and the Placement Agents shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

                  For a period of 90 days after the Exchange Date, each of the Company, TWI and TBS shall also use its best efforts to make available a prospectus meeting the requirements of the 1933 Act which may be the Prospectus contained in the Exchange Offer Registration Statement or the Prospectus contained in a Shelf Registration Statement, as such Registration Statements may be amended or supplemented from time to time, to holders which are broker-dealers (and which identify themselves as such) in connection with resales of Exchange Securities received in exchange for Registrable Securities, where such Registrable Securities were acquired by such broker-dealers as a result of market-making or other trading activities; provided that each holder which is a broker-dealer agrees that, upon receipt of notice from the Company of the occurrence of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer. If the Company shall give any such notice to suspend the use of the Prospectus, it shall extend the 90-day period referred to above by the number of days during the period from and including the date of the giving of such notice to and including the date when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Securities.

                  In the event that, at the Exchange Date, any of the Placement Agents shall not have sold all of the Registrable Securities initially purchased from the Company by such Placement Agent to unaffiliated investors, upon such Placement Agent's request (made within 10 days after the Exchange Date), each of the Company, TWI and TBS will use its best efforts to file promptly, or if so requested by any Placement Agent, on a later date (which date shall not exceed the date that is six months after the Exchange Date), a Shelf Registration Statement or a post-effective amendment to the Exchange Offer Registration Statement, if acceptable to the SEC, to register all such Registrable Securities for all such Placement Agents. The Company will keep such Shelf Registration Statement or other Registration Statement effective and make available to such Placement Agents a Prospectus meeting the requirements of the 1933 Act for a period of 120 days, provided that each such Placement Agent agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement


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in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such Placement Agents), such Placement Agent will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Placement Agent. If the Company shall give any such notice to suspend the use of the Prospectus, it shall extend the 120-day period referred to above by the number of days during the period from and including the date of the giving of such notice to and including the date when Placement Agents shall have received copies of the supplemented or amended Prospectus necessary to permit sales of their Securities.

                  (b) Shelf Registration. In the event that the Company determines that the Exchange Offer Registration provided in Section 2(a) above is not available or may not be consummated because it would violate applicable law or the applicable interpretations of the Staff of the SEC, or in the event the Exchange Offer is not for any other reason consummated within 225 days of the Closing Date, each of the Company, TWI and TBS shall use its best efforts to cause to be filed as soon as practicable after such determination or date, as the case may be, a Shelf Registration Statement providing for the sale by all Holders of all of the Registrable Securities (including sales or resales by broker-dealers of Registrable Securities acquired by such broker-dealers as a result of market-making or other trading activities, and sales or resales by the Placement Agents of Registrable Securities initially purchased from the Company by such Placement Agents and not previously sold to unaffiliated investors) and to have such Shelf Registration Statement declared effective by the SEC. Each of the Company, TWI and TBS agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the second anniversary of the Closing Date or such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. Each of the Company, TWI and TBS further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration, and each of the Company, TWI and TBS agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b), except that the Placement Agents shall pay any registration fee required in connection with the registration of Registrable Securities which constitute an unsold allotment, and except that each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Shelf Registration Statement, and each Holder shall pay all expenses of its counsel; provided, however, that the Company will pay the reasonable fees and disbursements of one counsel for the Placement Agents and Holders with respect to all Shelf Registration Statements.

                  (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency


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or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

                  If the Company, TWI and TBS fail to comply with the above provisions, additional interest (the "Additional Interest") shall be assessed as follows:

                  (i) If the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 150 days following the Closing Date, then commencing on the 151st day after the Closing Date, Additional Interest shall be accrued on the Debentures over and above the accrued interest at a rate of .50% per annum; or

                  (ii) If an Exchange Offer Registration Statement or Shelf Registration Statement is filed pursuant to (i) above and is not declared effective within 180 days following the Closing Date, then commencing on the 181st day after the Closing Date, Additional Interest shall be accrued on the Debentures over and above the accrued interest at a rate of .50% per annum; or

                  (iii) If either (A) the Company has not exchanged Exchange Debentures for all Debentures validly tendered in accordance with the terms of the Exchange Offer on or prior to 45 days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, the Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective at any time prior to two years from the Closing Date, then Additional Interest shall be accrued on the Debentures over and above the accrued interest at a rate of .50% per annum immediately following the (x) 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above:

provided, however, that the Additional Interest rate on the Debentures may not exceed .50% per annum; and, provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Debentures for all Debentures tendered or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to two years from the Closing Date (in the case of (iii) above), Additional Interest on the Debentures as a result of such clause (i), (ii) or (iii) shall cease to accrue.

                  Any amounts of Additional Interest due pursuant to clauses
(i), (ii) or (iii) above will be payable in cash, on the same original payment dates of the Debentures. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Debentures, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                  3.       Registration Procedures.

                  In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:


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                  (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form shall (x) be selected by the Company, (y) in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the applicable selling Holders under Section 2(a) or Section 2(b), as the case may be, and (z) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period, cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act;

                  (c) in the case of a Shelf Registration, furnish to the applicable selling Holders of Registrable Securities under Section 2(a) or Section 2(b), as the case may be, and to the underwriters of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as each such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

                  (d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign partnership, or corporation, as the case may be, or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

                  (e) in the case of a Shelf Registration, notify the applicable selling Holders of Registrable Securities promptly and, if requested by such Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any formal proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, in each case relating to the offering or the registration thereof, cease to be true and correct in all material respects or if the Company receives


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         any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading;

                  (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                  (g) in the case of a Shelf Registration (other than a Shelf Registration to permit Holders which are broker-dealers to deliver a Prospectus in connection with any resale of Exchange Securities), furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                  (h) in the case of a Shelf Registration (other than a Shelf Registration to permit Holders which are broker-dealers to deliver a Prospectus in connection with any resale of Exchange Securities), or a post-effective amendment to an Exchange Offer Registration Statement or other Registration Statement covering a sale by the Placement Agents of any unsold allotment, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation, exchange and delivery of certificates representing Registrable Securities to be sold and not bearing any legends with respect to transfer restrictions and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

                  (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be required to amend or supplement the Shelf Registration Statement, any related Prospectus or any document incorporated therein by reference in the event that, and for so long as, (A) an event occurs and is continuing as a result of which the Shelf Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they are made, and
         (B) the Company determines in its good faith judgment that the disclosure of such event at such time would materially adversely affect the interests of the Company. The Company agrees to notify you to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and you hereby agree to


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         suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines in its good faith judgment that the disclosure in the Prospectus of an event described above would no longer materially adversely affect the Company or its equityholders or that such disclosure is not necessary, the Company agrees promptly to notify you of such determination, to amend or supplement the Prospectus if necessary to correct any untrue statement or omission therein and to furnish you such numbers of copies of the Prospectus as so amended or supplemented as you may reasonably request;

                  (j) in the case of a Shelf Registration, or a post-effective amendment to an Exchange Offer Registration Statement or other Registration Statement covering a sale by the Placement Agents of any unsold allotment, (x) a reasonable time prior to the filing in the case of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or upon filing in the case of any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Placement Agents on behalf of the Holders or to the Placement Agents on their own behalf, as the case may be, and make such of the representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities in the case of a Shelf Registration pursuant to Section 2(b), or the Placement Agents on behalf of the Holders or to the Placement Agents on their own behalf, as the case may be, available for discussion of such document and (y) use its best efforts to provide the Placement Agents, if the Placement Agents so request, with a "comfort letter" from Ernst and Young (or such other independent auditors of the Company at such time) and other appropriate accountants, dated the effective date of any Shelf Registration Statement or of any post-effective amendment (other than an Exchange Offer Registration Statement) covering such matters and in such form as is consistent with market practice with respect to underwriters' "comfort letters" at such time;

                  (k) obtain a CUSIP number and, if applicable, a CINS number for all Exchange Securities, or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement; and

                  (l) prior to the issuance of the Debentures, cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities, or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

                  In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

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



                  In the case of a Shelf Registration Statement, each Holder (as a condition to such Holder's participation in such Shelf Registration) agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

                  4.  Indemnification; Contribution.

                  (a) Each of the Company, TWI and TBS shall jointly and severally indemnify and hold harmless each of the Placement Agents, each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or by the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than in connection with a settlement described in Section 4(a)(ii) below);

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expenses whatsoever, as incurred (including, subject to the provisions of subsection (c), reasonable fees and disbursements of counsel chosen by any Holder or any underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expenses are not paid under subparagraph (i) or subparagraph (ii) above;

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



provided, however, that none of the Company, TWI or TBS shall be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agents, such Holder or underwriter expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                  (b) The Placement Agents and (as a condition to such Holder's participation in such registration) each Holder severally agrees to indemnify and hold harmless the Company, TWI, TBS, the Placement Agents, each underwriter and the other selling Holders, and each of their respective directors and officers (including each officer of the Company (and any guarantor of the Securities or the Registrable Securities) who signed the Registration Statement), and each Person, if any, who controls the Company, TWI, TBS, the Placement Agents, any underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Placement Agents or such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve it from any liability which it may have otherwise than under this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company, TWI, TBS, the Placement Agents and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, TWI, TBS, the Placement Agents and the Holders; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As between the Company, TWI, TBS, the Placement Agents and the Holders, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company, TWI and TBS on the one hand and the Placement Agents and the Holders on the other hand, from the offering of the Exchange Securities or Registrable Securities included in such offering and (ii) the relative fault of the Company, TWI and TBS on the one hand and the Placement Agents and the Holders on the other, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The Company, TWI, TBS, the Placement Agents and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the relevant equitable considerations. For purposes of this Section 4, each Person, if any, who controls the Placement Agents or a Holder within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Placement Agents or such Holder, and each director of the Company, each officer of the Company who signed a Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                  5.  Miscellaneous.

                  (a) No Inconsistent Agreements. Neither the Company, TWI nor TBS has entered into nor will such entities on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of other issued and outstanding securities of such parties under any such agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, excluding the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification or supplement or waiver or consents to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 5(c), which address initially is, with respect to the Placement Agents, the address set forth in the Placement Agreement; and (ii) if to the Company, TWI or TBS initially at the Company's address set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(c).

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee or the Transfer Agent, as the case may be.

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



                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Placement Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

                  (e) Third Party Beneficiary. The Placement Agents shall be third party beneficiaries to the agreements made hereunder between the Company, TWI and TBS on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       TIME WARNER INC.

                                       By /s/ Thomas W. McEnerney
                                          -------------------------------
                                          Name: Thomas W. McEnerney
                                          Title: Vice President

                                       TIME WARNER COMPANIES, INC.

                                       By /s/ Thomas W. McEnerney
                                          -------------------------------
                                          Name: Thomas W. McEnerney
                                          Title: Vice President

                                       TURNER BROADCASTING SYSTEM, INC.

                                       By /s/ Thomas W. McEnerney
                                          -------------------------------
                                          Name: Thomas W. McEnerney
                                          Title: Vice President

Confirmed and accepted as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED
BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J. P. MORGAN SECURITIES INC.

By:    MORGAN STANLEY & CO. INCORPORATED

By /s/ Michael Fusco
  ----------------------------
  Name: Michael Fusco
  Title: Vice President

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